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COMMON STOCK	COMMON STOCK
INCORPORATED UNDER THE LAWS	OF THE STATE OF DELAWARE
BARNES GROUP INC.
This is to Certify that	CUSIP 067806 10 9 SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Barnes Group Inc. transferable upon the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the signatures of its duly authorized officers.
Dated
/s/ Edmund C. Carpenter President and Chief Executive Officer	/s/ Signe S. Gates Secretary
[Seal
BY	COUNTERSIGNED AND REGISTERED: CHASEMELLON SHAREHOLDER SERVICES, L.L.C. TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE

BARNES GROUP INC.

        THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS. SUCH REQUEST MAY BE MADE TO THE TRANSFER AGENT OF THE CORPORATION.

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Barnes Group Inc. (the “Company”) and the Rights Agent thereunder (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common	UNIF	GIFT MIN	ACT	____	Custodian	____
TEN ENT	--	as tenants in by the entireties				(Cust)		(Minor)
JT TEN	--	as joint tenants with right			under Uniform Gifts to Minors
		of survivorship and not as			Act____________________
		tenants in common				(State)
Additional abbreviations may also be used though not in the above list.
For value received, ________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS (INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated__________________

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

THIS SPACE MUST NOT BE COVERED IN ANY WAY